EXHIBIT 99.1

Pardes Biosciences Reports First Quarter 2023 Financial Results

CARLSBAD, Calif. March 5, 2022 (GLOBE NEWSWIRE) – Pardes Biosciences, Inc. (NASDAQ: PRDS) today reported financial results for the first quarter ended March 31, 2023.

“As previously announced this year, Pardes Biosciences has initiated a process to evaluate strategic alternatives to maximize shareholder value that may potentially result in changes to our business strategy.” said Thomas G. Wiggans, Chief Executive Officer and Chair of Pardes Biosciences.

First Quarter 2023 Financial Results

Pardes reported a net loss of $17.8 million for the three months ended March 31, 2023, as compared to a net loss of $21.4 million for the three months ended March 31, 2022. Decrease in net loss for the reporting period was primarily driven by decreases in professional fees related to legal fees and pre-commercial planning and an increase of interest income, offset by an increase in personnel expenses, including $1.1 million in recognized severance expense associated with the announced reduction in force (RIF) and stock-based compensation.

Research and development expenses were $13.0 million for the three months ended March 31, 2023, compared to $13.2 million for the three months ended March 31, 2022, a decrease of $0.2 million. The decrease was primarily driven by the suspension of next generation and discovery programs while we advanced pomotrelvir, offset by higher pomotrelvir costs and personnel costs, including stock-based compensation. As a result of our decision to suspend clinical development of pomotrelvir and winddown all research and development activities, we anticipate that our research and development expenses, excluding costs associated with the RIF, will decrease in the near term pending any decision related to our review of strategic alternatives.

General and administrative expenses were $6.8 million for the three months ended March 31, 2023, compared to $8.2 million for the three months ended March 31, 2022, a decrease of $1.4 million. The decrease was primarily due to decreases in professional fees related to legal fees and pre-commercial planning. We anticipate that our general and administrative expenses, excluding costs associated with the RIF, will continue to decrease in the near term as we decrease our headcount, pursuant to the RIF. Additionally, depending on the outcome of our ongoing strategic alternative review process, including the extent to which we identify and enter into any potential strategic transaction, there may be an increase in general and administrative expenses in the future.

Pardes’ cash, cash equivalents and short-term investments as of March 31, 2023, were $172.2 million compared to $197.3 million as of December 31, 2022. The company expects that the cash and cash equivalents on hand as of March 31, 2023, will be sufficient to fund our current planned operations for the next 12 months.

As of April 30, 2023, Pardes' preliminary cash, cash equivalents and short-term investments totaled approximately $168.2 million. The results for the quarter-to-date period are preliminary and are not necessarily indicative of the results that may be expected for the full quarter ending June 30, 2023 or any other period. In addition, during the course of the preparation of Pardes' results for the three months ending June 30, 2023, additional adjustments to this preliminary financial data may be identified. Any such adjustments may be material. Therefore, actual financial results that will be reflected in Pardes' Quarterly Report on Form 10-Q for the three months ended June 30, 2023 when they are completed and publicly disclosed may differ from the preliminary results presented here.

About Pardes Biosciences, Inc.

Pardes Biosciences is a biopharmaceutical company that has been focused on discovering, developing and commercializing novel oral anti-viral therapeutics to improve the lives of patients suffering from life-threatening disease, starting with COVID-19. For more information, please visit www.pardesbio.com.

Availability of Other Information about Pardes Biosciences

Pardes Biosciences intends to use the Investors page of its website (https://ir.pardesbio.com) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Pardes Biosciences’ Investors website, in addition to following Pardes Biosciences’ press releases, Securities and Exchange Commission (SEC) filings, public conference calls, presentations and webcasts.

Forward Looking Statement

This press release contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When or if used in this press release, the words “believe,” “intend,” “may,” “plan,” “possible,” “predict,” “should,” “will,” and similar expressions and their variants, as they relate to the Company, may identify forward-looking statements. All statements that reflect Pardes Biosciences’ (Pardes) expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding the Company’s preliminary cash, cash equivalents and short-term investments as of April 30, 2023, statements regarding Pardes' intent to review strategic alternatives and Pardes' expectation that general and administrative expenses will decrease. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: the completion of the quarterly review of the Company’s financial statements for the quarter ended June 30, 2023; volatility and uncertainty in the capital markets for biopharmaceutical companies; Pardes' ability to execute its planned exploration and evaluation of strategic alternatives; availability of suitable third parties with which to conduct contemplated strategic transactions; whether the Company will be able to pursue a strategic transaction, or whether any transaction, if pursued, will be completed on attractive terms or at all; whether Pardes' plans will provide the intended benefits and cost savings; and other risks and uncertainties described under the heading “Risk Factors” in Pardes’ Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Report on Form 10-Q to be filed for the quarter ended March 31, 2023, and other filings subsequently filed with the U.S. Securities and Exchange Commission. The statements in this press release speak only as of the date of this press release, even if subsequently made available by Pardes on its website or otherwise. Pardes disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements.

Investor Contact:

ir@pardesbio.com

Select Financial Information:

Pardes Biosciences, Inc.

Condensed Statements of Operations

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2023	2022
Operating expenses:
Research and development	$12,980	$13,199
General and administrative	6,829	8,226
Total operating expenses	19,809	21,425
Other income:
Interest and other income, net	2,004	(15)
Net loss	$(17,805)	$(21,440)
Net loss per share, basic and diluted	$(0.30)	$(0.38)
Weighted-average number of common shares - basic and diluted	59,766,037	57,039,069

Pardes Biosciences, Inc.

Condensed Balance Sheets

(Unaudited)

(in thousands)

	March 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$47,164	$59,284
Short-term investments	125,067	138,056
Prepaid expenses and other current assets	3,914	3,062
Total current assets	176,145	200,402
Other assets	—	219
Total assets	$176,145	$200,621
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,715	$4,929
Accrued expenses	7,700	15,496
Total current liabilities	11,415	20,425
Total liabilities	11,415	20,425
Stockholders' equity:
Preferred stock	—	—
Common stock	6	6
Additional paid-in capital	330,710	328,372
Accumulated other comprehensive loss	(23)	(24)
Accumulated deficit	(165,963)	(148,158)
Total stockholders' equity	164,730	180,196
Total liabilities and stockholders' equity	$176,145	$200,621